Exhibit 3(ii).1

BYLAWS

OF

H.B. FULLER COMPANY

(As amended through December 4, 2008)

ARTICLE I - SHARES

SECTION 1. CERTIFICATES; UNCERTIFICATED SHARES. Shares of the Corporation’s capital stock may be certificated shares or uncertificated shares, as provided under Section 302A.417 of the Minnesota Business Corporation Act, as amended from time to time (the “MBCA”). The forms of certificates for shares shall conform to Section 302A.417 of the MBCA, and shall be approved by the Board of Directors. Each certificate shall be manually signed by the Chief Executive Officer, the President or an Executive Vice President, a Senior Vice President or a Vice President and by the Secretary or an Assistant Secretary (except that where any such certificate is manually signed by a transfer agent or a registrar (or by both), the signatures of any such officers may be facsimile, engraved or printed). All certificates of each class and each series shall be consecutively numbered. No share shall be issued until such share is fully paid.

SECTION 2. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and registrars to countersign and register certificates for shares and to register uncertificated shares.

SECTION 3. TRANSFERS OF STOCK. Subject to Section 302A.429 of the MBCA, transfers of shares shall be recorded on the books of the Corporation only at the direction of the record holder of such shares (and, in the case of shares represented by a certificate, upon the delivery of the certificate) or by proper evidence of succession, assignment or authority to transfer.

SECTION 4. LOSS OF CERTIFICATES. Except as otherwise provided by Section 302A.419 of the MBCA, any shareholder claiming a certificate for shares to be lost, stolen, or destroyed shall make an affidavit of that fact in such form as the appropriate officers of the Corporation shall require and shall give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the appropriate officers of the Corporation, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

SECTION 5. RECORD DATE.

(a) For the purpose of determining the shareholders entitled to notice of and to vote at any meeting of shareholders or to receive payment of any dividend, or for any other proper purpose, the Board of Directors shall fix a record date which shall not be more than sixty days preceding the date on which the particular action requiring such determination of shareholders is to be taken.

(b) The record date fixed for the determination of the shareholders entitled to notice of and to vote at a shareholders’ meeting shall continue to be the record date for all adjournments thereof.

ARTICLE II - SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal executive office of the Corporation or at any other place within or without the State of Minnesota designated by the Board of Directors.

SECTION 2. ANNUAL MEETINGS. An annual meeting of shareholders shall be held each year on such date and at such time of the day as the Board of Directors shall determine. At such meeting, directors shall be elected to succeed those whose terms are expiring and to fill any other vacancies, reports of the affairs of the Corporation shall be considered, and other business may be transacted. Only business that has been properly brought before an annual meeting of shareholders in accordance with the following procedures may be conducted at such annual meeting. To be properly brought before an annual meeting, business must be:

(a)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

(b)	otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

(c)	a proper matter for shareholder action under the MBCA that has been properly brought before the meeting by a shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.

For such business to be considered properly brought before the annual meeting by a shareholder such shareholder must, in addition to any other applicable requirements, have given timely notice in proper form of such shareholder’s intent to bring such business before such meeting. To be timely, such shareholder’s notice must (i) in the case of a proposal submitted for inclusion in the Corporation’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meet the deadline for proposals submitted under such rule, or (ii) in the case of all other matters, be delivered to or mailed and received by the Secretary of the Corporation at the Corporation’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

To be in proper form, a shareholder’s notice must be in writing and must set forth:

(A)	the name and record address of the shareholder who intends to propose the business, the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder or any affiliate of such shareholder and any other direct or indirect positions, agreements or understandings to which the shareholder or any affiliate of such shareholder is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) that provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation;

(B)	a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(C)	a complete description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(D)	any material interest of the shareholder in such business including any agreements the shareholder may have with other persons or entities in connection with such business; and

(E)	any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act.

In order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder in addition to the requirements of this Section 2.

No business shall be conducted at the annual meeting of the shareholders except business brought before the meeting in accordance with the procedures set forth in this Section 2. The chair of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedures.

SECTION 3. SPECIAL MEETINGS. A special meeting of the shareholders may be called for any purpose or purposes at any time in accordance with the provisions of Section 302A.433 of the MBCA. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting. For a special meeting to be called by a shareholder, the shareholder must give written notice of such shareholder’s demand for a special meeting to the Chief Executive Officer or Chief Financial Officer of the Corporation. To be in proper form, a shareholder’s notice must be in writing and must set forth:

(a)	the name and record address of the shareholder demanding the special meeting, the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder and any other ownership interest in the Corporation of such shareholder or any affiliate of such shareholder and any other direct or indirect positions, agreements or understandings to which the shareholder or any affiliate of such shareholder is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) that provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation;

(b)	a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such special meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(c)	the purpose of the special meeting, a complete description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting;

(d)	any material interest of the shareholder in such business including any agreements the shareholder may have with other persons or entities in connection with such business; and

(e)	any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act.

SECTION 4. NOTICE OF MEETINGS. Written notice given in the manner provided in Section 302A.011, Subd. 17, of the MBCA stating the place, date, and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting by or at the direction of the President, the Secretary, or the other officer calling the meeting, to each shareholder of record entitled to vote at such meeting.

SECTION 5. QUORUM; ADJOURNED MEETINGS. The presence in person or by proxy of the holders of a majority of the voting power of the shares entitled to vote at any meeting shall constitute an quorum for the transaction of business. A meeting may be adjourned from time to time, whether or not a quorum is present. If any meeting is adjourned, no further notice as to such adjourned meeting need be given other than by announcement at the time of adjournment of the date, time and place of the adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a meeting is convened, the shareholders present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present to leave less than a quorum.

SECTION 6. VOTING. Every shareholder entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of capital stock of the Corporation which is entitled to be voted unless the terms of the shares provide for no votes or a different number of votes per share.

SECTION 7. PROXIES. Every shareholder entitled to vote at a meeting of shareholders shall be entitled to be represented at such meeting and to vote thereat by proxy or proxies appointed by a writing signed by such shareholder or appointed by telephonic transmission or any other form of electronic transmission as permitted by Section 302A.449 of the MBCA or any successor provision thereof. The appointment of a proxy shall be valid for eleven months after it is made, unless a longer period is expressly provided in the appointment. To be valid, all proxies must meet the requirements of, and shall be governed by, Section 302A.449 of the MBCA or any successor provision thereof.

SECTION 8. INSPECTORS OF ELECTION. In advance of any meeting of shareholders the Board of Directors may appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chair of any such meeting may, and on the request of any shareholder or shareholder’s proxy shall, make such appointment at the meeting.

SECTION 9. CONDUCT OF MEETINGS. The chair for each meeting of shareholders shall be the first of the following persons who is able to attend and chair the meeting: (i) the Chair of the Board, (ii) the Vice Chair of the Board, (iii) the Chief Executive Officer, (iv) the President or (v) any director or elected officer of the Corporation selected by the Chair.

ARTICLE III - DIRECTORS

SECTION 1. NUMBER. In addition to any director who may be elected by the holders of any one or more series of Preferred Stock voting separately as such (the “Series Directors”), the Board of Directors shall consist of a number of directors, which number shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, but the number of directors shall in no event be more than fifteen (excluding any Series Directors).

SECTION 2. TERM OF OFFICE VACANCIES AND REMOVAL.

(a) The directors to be elected by the holders of the shares of Common Stock and of any other shares of capital stock entitled to vote as a single class with the shares of Common Stock shall be divided into three classes designated Class I, Class II and Class III. The term of one class of directors shall expire each year. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors fixed pursuant to Section 1 of this Article III. At each Annual Meeting of Shareholders, the directors elected to succeed those directors whose terms expire shall be elected for a term expiring three years after the date of their election and until their successors are duly elected and qualified.

(b) If the number of directors is changed, any increase or decrease shall be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of any class or series of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (other than Series Directors), newly created directorships resulting from any increase in the authorized number of directors or any vacancies in any class resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors (other than Series Directors) then in office, although less than a quorum. Directors so elected shall hold office for a term expiring at the time at which the term of office of the class to which they have been elected expires and until their successors are duly elected and qualified.

(c) Any directors, or the entire Board of Directors, may be removed from office at any time for good cause by the affirmative vote of the holders of at least two-thirds of the combined voting power of the shares of the classes or series of capital stock of the Corporation present and voting as a single class. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with our without cause, by the affirmative vote of a majority of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of removal. In the event that any one or more directors or the entire Board is removed at a shareholder’s meeting, a new director or new directors shall be elected at the same meeting.

(d) Notwithstanding the provisions of Article VI of these Bylaws, any amendment, alteration, change or repeal of Sections 1 and/or 2 of Article III of these Bylaws shall require the affirmative vote of the holders of two-thirds of the shares present and voting as a single class.

SECTION 3. NOMINATION OF DIRECTORS. Only persons nominated in accordance with the following procedures shall be eligible for election by shareholders as directors, except as may otherwise be provided in the Articles of Incorporation of the Corporation with respect to the right of holders of a series of preferred stock of the Corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of the shareholders, or any special meeting of the shareholders called for the purpose of electing directors, nominations for the election of a director must be:

(a)	specified in the notice of meeting (or any supplement thereto);

(b)	made by or at the direction of the Board of Directors (or any duly authorized committee thereof); or

(c)	made by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. In the case of an annual meeting, to be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the Corporation’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In the case of a special meeting of the shareholders called for the purpose of electing directors, to be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the Corporation’s executive offices not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper form, a shareholder’s notice must be in writing and must set forth:

(A)

as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) any other direct or indirect positions, agreements or understanding to which such person or any affiliate of such person is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) that provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (v) a description of all arrangements, understandings or material relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (vi) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected and a completed questionnaire concerning such person’s business experience, beneficial ownership, relationships and transactions with the Corporation, independence and other matters typically contained in the Corporation’s questionnaire for directors and officers); and

(B)	as to such shareholder giving notice, (i) the name and record address of the shareholder, the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder or any affiliate of such shareholder and any other direct or indirect positions, agreements or understandings to which the shareholder or any affiliate of such shareholder is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) that provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting or special meeting, (iii) any material interest of the shareholder in the election of the person nominated for director by such shareholder, including any agreements the shareholder may have with other persons or entities in connection with the election of such person, and (iv) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act.

Subject to the rights of any holders of a series of preferred stock of the Corporation, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. If the chair of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 4. MEETINGS. The Board of Directors may provide by resolution the date, time and place, either within or without the State of Minnesota, for the holding of meetings of the Board of Directors without other notice than such resolution.

Other meetings of the Board of Directors may be called by the Chair of the Board, the Vice Chair of the Board, the Chief Executive Officer (if a director) or any two other directors. The person or persons authorized to call meetings of the Board of Directors may fix any place, either within or without the State of Minnesota, as the place for holding any meeting of the Board of Directors called by them. In the absence of such designation, all called meetings of the Board of Directors shall be held at the principal executive office of the Corporation.

The Board of Directors shall choose from among the directors a Chair of the Board and may from time to time choose a Vice Chair of the Board.

The chair for each meeting of the Board of Directors shall be the first of the following persons who is able to attend and chair such meeting: (i) the Chair of the Board, (ii) the Vice Chair of the Board, if any, (iii) the Chief Executive Officer (if a director), (iv) the President (if a director), or (v) any director selected by the Chair.

Notice of any called meeting of the Board of Directors shall be given by the person or persons calling the meeting (or by the Secretary or an Assistant Secretary at the request of such person or persons) either by mail to each director at the director’s business address at least two days prior to such meeting or by telegram, telecopy, facsimile, telephone, or in person at least 24 hours prior to such meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday to the residence address of each director. If the day or date, time and place of a meeting of the Board of Directors has been announced at a previous meeting of the Board of Directors, no notice is required. Notice of an adjourned meeting of the Board of Directors need not be given other than by announcement at the meeting at which adjournment is taken.

Neither the business to be transacted at, nor the purpose of, any regular or called meeting of the Board of Directors needs to be specified in the notice of such meeting.

Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his or her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

The members of the Board of Directors, the Executive Committee or any other committee created by the Board of Directors may participate in a meeting of the Board of Directors or such

Committee by any means of communication through which the directors may simultaneously hear each other during the meeting and such participation in a meeting shall constitute presence in person at such meeting.

Any action which may be taken at a meeting of the Board of Directors, the Executive Committee or any other committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members then holding office.

SECTION 5. QUORUM; REQUIRED VOTE. A majority of the directors then holding office shall constitute a quorum for the transaction of business by the Board of Directors. The Board of Directors shall take action by the affirmative vote of the greater of (a) majority of the directors present at a duly held meeting at the time the action is taken, or (b) a majority of the minimum number of directors that would constitute a quorum for the transaction of business at the meeting. A majority of the members of any committee appointed by the Board of Directors and then holding office shall constitute a quorum for the transaction of business by such committee. Any committee shall take action by the affirmative vote of the greater of (a) majority of the members present at a duly held meeting at the time the action is taken, (b) a majority of the minimum number of members that would constitute a quorum for the transaction of business at the meeting, or (c) such higher requirement as may be established by the Board of Directors. Notwithstanding the foregoing, where other sections of these Bylaws or the Articles of Incorporation of the Corporation require a larger proportion or number than is set forth in this Section 5 of Article III, the affirmative vote of such larger proportion or number shall be required for the Board of Directors or a committee of the Board of Directors to take action.

SECTION 6. EXECUTIVE COMMITTEE. By the affirmative action of at least three fourths of the directors then holding office, the Board of Directors by resolution may create an Executive Committee of three or more directors and may delegate to such committee such of its powers and authority in the management of the business and affairs of the Corporation as it may by resolution provide, except the power to declare dividends and to adopt, amend or repeal the Bylaws.

SECTION 7. OTHER COMMITTEES. The Board of Directors by resolution may create, in addition to an Executive Committee, ad hoc and standing committees, and may delegate to such Committees such of its powers as it may choose, including without limitation the power to perform such inquiries, investigations or analyses as may be required from time to time, and to report the results of any of their findings and their recommendations to the Board of Directors for such action as the Board of Directors deems to be appropriate.

SECTION 8. COMPENSATION. The directors, by resolution of the Board of Directors, may be paid fees and provided benefits and may be reimbursed for expenses incurred by them on behalf of the Corporation, which fees, benefits and expenses shall be paid at such times and upon such conditions as may be determined by the Board of Directors; provided, however, that the shareholders at any meeting called for the purpose may revoke or rescind any such action by the Board of Directors, but may not revoke or rescind any action of the Board of Directors (i) authorizing reimbursement to directors for expenses incurred by them on behalf of the Corporation or (ii) establishing vested or contractual compensation or benefit arrangements for directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 9. EMERITUS DIRECTORS. The Board of Directors may from time to time appoint a former director to the honorary position of “Director Emeritus” or, in the case of a former Chair of the Board (whether or not then also a director), “Chair Emeritus.” A former director holding an honorary position may be invited to attend meetings or portions of meetings of the Board of Directors, but shall have no voting or other rights of a director and shall not be entitled to the compensation payable to directors.

ARTICLE IV - OFFICERS

SECTION 1. ELECTED OFFICERS. The officers of the Corporation to be elected by the Board of Directors shall be a Chief Executive Officer, a President, a Chief Financial Officer, one or more Executive or Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a General Counsel, a Controller, a Secretary and one or more assistant officers. Any combination of such offices may be held by the same person. Elected officers shall hold office at the pleasure of the Board and shall perform the duties referred to in the Bylaws, those determined by the Board of Directors and those assigned by the Chief Executive Officer. The Chair of the Board and the Vice Chair of the Board are not and shall not be deemed to be officers of the Corporation solely by virtue of having such titles.

SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general planning, administrative and oversight responsibility for the Corporation and shall have general charge of and control over the Corporation, subject to the orders and directions of the Board of Directors. The Chief Executive Officer shall also perform such other duties as the Board of Directors may from time to time prescribe or as are required by Section 302A.305, Subd. 2, of the MBCA.

SECTION 3. PRESIDENT. The President shall be the chief operating officer of the Corporation and shall perform all responsibilities related to the ongoing management of the Corporation.

SECTION 4. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for all financial operations of the Corporation, including without limitation raising funds, safeguarding assets, accounting and reporting, financial planning, financial organizational administration and maintenance of internal controls as are prudent and required by law. The Chief Financial Officer shall also perform such other duties as are required by Section 302A.305, Subd. 3, of the MBCA.

SECTION 5. EXECUTIVE AND SENIOR VICE PRESIDENTS; VICE PRESIDENTS. Each Executive and Senior Vice President and each Vice President shall perform such duties as shall be determined by the Board of Directors or assigned by the Chief Executive Officer.

SECTION 6. TREASURER. The Treasurer shall have the care and custody of the funds and valuable documents of the Corporation and shall have oversight and administrative responsibility for raising and borrowing funds and establishing banking and similar relationships.

SECTION 7. GENERAL COUNSEL. The General Counsel shall be the chief legal officer of the Corporation and shall be responsible for the administration and general direction of all matters that may involve or require legal review or analysis, including threatened and actual legal proceedings.

SECTION 8. CONTROLLER. The Controller shall be responsible for keeping complete and accurate records of the business, assets, liabilities and transactions of the Corporation and for the preparation of such financial statements as may be required by law or are needed for internal management purposes.

SECTION 9. SECRETARY. The Secretary shall keep a record of the proceedings of the meetings of the shareholders and the Board of Directors. The Secretary shall give notice as required of meetings of the shareholders and the Board of Directors; provided, however, notice given by another shall not be ineffective merely because it was not given by the Secretary. The Secretary shall also perform such duties as are determined by the Board of Directors or by the Chief Executive Officer.

SECTION 10. ASSISTANT OFFICERS. Each Assistant Officer shall perform such duties as are determined by the Board of Directors and by the officer to whom the Assistant Officer reports.

SECTION 11. APPOINTED OFFICERS. The Chief Executive Officer may from time to time appoint vice presidents and any other officers deemed appropriate. These officers shall hold office at the pleasure of the Chief Executive Officer and shall perform such duties as are determined by the Chief Executive Officer.

SECTION 12. COMPENSATION. Compensation of all elected officers referred to in Section 1 and all appointed officers referred to in Section 11 shall be fixed by the Board of Directors or a Committee of the Board of Directors and may be changed from time to time (subject to contract rights) by the Board or such Committee.

SECTION 13. EXECUTION OF CORPORATE CONTRACTS. Except as otherwise provided by the Board of Directors or the Executive Committee, all contracts of the Corporation shall be executed on its behalf by the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, an Executive or Senior Vice President, a Vice President or such other person or persons as one of these officers may from time to time authorize so to do. Notes given and drafts accepted by the Corporation shall be valid only when signed by the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, an Executive or Senior Vice President, a Vice President, the Treasurer or such other person as one of these officers may from time to time authorize so to do. Checks, drafts, and other evidences of indebtedness to the Corporation shall, for the purpose of deposit, discount and collection, be endorsed by these same officers or their delegees. Funds of the Corporation deposited in banks and other depositories to the credit of the Corporation shall be drawn from such bank and depositories by checks, drafts or orders for payment of money signed by any one or more of the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, an Executive or Senior Vice President, a Vice President, the Treasurer or such other person or persons as any two of these officers may authorize. Whenever the Board of Directors or the Executive Committee shall provide that any contract be executed or any other act be done in any other manner and by any other officer than as specified in these Bylaws, such method of execution or action shall be as equally effective to bind the Corporation as if specified herein.

ARTICLE V - INDEMNIFICATION OF DIRECTORS,

OFFICERS AND EMPLOYEES

The Corporation shall indemnify such persons (and shall advance expenses of such persons), for such expenses and liabilities, in such manner, under such circumstances, and to such extent as required or permitted by the Minnesota Business Corporation Act, section 302A.521, as now enacted or hereafter amended.

ARTICLE VI - AMENDMENTS

These Bylaws may be amended or repealed as provided in Section 302A.181 of the MBCA; provided, however, that Sections 1 and 2 of Article III shall only be amended or repealed as provided in Section 2(d) of Article III.